Exhibit 3.2(b)

BYLAWS

of

ITC^DELTACOM, INC.

ARTICLE I

Offices

Section 1.01                             Offices. The Corporation shall have its registered office in the State of Delaware, and may have such other offices and places of business within or without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

Stockholders

Section 2.01                             Place of Meetings. Meetings of stockholders for any purpose may be held at such place or places, either within or without the State of Delaware, as shall be designated by the Board of Directors.

Section 2.02                             Action by Written Consent of Stockholders. Any action of the stockholders required or permitted to be taken at any regular or special meeting thereof may be taken without any such meeting, notice of meeting or vote if a consent in writing setting forth the action thereby taken is signed by the holders of outstanding stock having not less than the number of votes that would have been necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. Prompt notice of the taking of any such action shall be given to any stockholders entitled to vote who have not so consented in writing.

ARTICLE III

Directors

Section 3.01                             Board of Directors. The management of the affairs, property and business of the Corporation shall be vested in a Board of Directors, the members of which need not be stockholders. In addition to the power and authority expressly conferred upon it by these By-Laws and the Certificate of Incorporation, the Board of Directors may take any action and do all such lawful acts and things on behalf of the Corporation and as are not by statute or by the Certificate of Incorporation required to be taken or done by the stockholders.

Section 3.02                             Number. The number of directors shall be as fixed from time to time by the Board of Directors.

Section 3.03                             Election and Term of Directors. The stockholders shall elect directors. Each director shall hold office until his successor, if any, has been elected and qualified, or until his earlier death, resignation or removal.

Section 3.04                             Regular Meetings. Regular meetings of the Board of Directors may be held at such times as the Board of Directors may from time to time determine. No notice shall be required for any regular meeting of the Board of Directors.

Section 3.05                             Special Meetings. Special meetings of the Board of Directors may be called by any two directors upon two business day’s notice to each director either personally or by mail, telephone, telecopier, telegraph, or electronic transmission and if by telephone, telecopier, telegraph or electronic transmission confirmed in writing before or after the meeting, setting forth the time and place of such meeting. Notice of any special meeting need not be given, however, to any director who submits a signed waiver of notice, before or after the meeting, or who attends the meeting without objecting to the transaction of business.

Section 3.06                             Place of Meetings.

(a) The Board of Directors may hold its meetings, regular or special, at such places, either within or without the State of Delaware, as it may from time to time determine or as shall be set forth in any notice of such meeting.

(b) Any meeting of the Board of Directors may be held by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and such participation shall constitute presence at the meeting.

Section 3.07                             Adjourned Meetings. A majority of the directors present, whether or not a quorum, may adjourn any meeting of the Board of Directors to another time and place. Notice of such adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken.

Section 3.08                             Quorum of Directors. A majority of the total number of directors shall constitute a quorum for the transaction of business. The total number of directors means the number of directors the Corporation would have if there were no vacancies.

Section 3.09                             Action of the Board of Directors. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the question or action is one upon which a different vote is required by express provision of statute or the Certificate of Incorporation, in which case such provision shall govern the vote on the decision of such question or action. Each director present shall have one vote.

Section 3.10                             Action by Written Consent of Directors. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent thereto is signed by all members of the Board of Directors or of such committee, and such written consent is filed with the minutes of proceedings of the Board of Directors or committee.

Section 3.11                             Resignation. A director may resign at any time by giving written notice to the Board of Directors, the President, the Chief Executive Officer or the Secretary of the

Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt by the Board of Directors or such officer, and acceptance of the resignation shall not be necessary.

Section 3.12                             Removal of Directors. Any or all of the directors may be removed at any time with or without cause by the stockholders.

Section 3.13                             Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the Board of Directors for any reason shall be filled by a vote of the stockholders. A director elected to fill a newly created directorship or to fill any vacancy shall hold office until his successor, if any, has been elected and qualified.

Section 3.14                             Chairman. At all meetings of the Board of Directors, the Chairman of the Board or, if one has not been elected or appointed or in his absence, the President or Chief Executive Officer of the Corporation shall preside.

Section 3.15                             Compensation. The Board of Directors shall have the authority to fix the compensation of directors for their services. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

Officers

Section 4.01                             Offices, Election and Term.

(a) The Board of Directors shall elect or appoint a President or Chief Executive Officer and a Secretary and may, in addition, elect or appoint at any time such other officers as it may determine. Any number of offices may be held by the same person.

(b) Unless otherwise specified by the Board of Directors, each officer shall be elected or appointed to hold office until his successor, if any, has been elected or appointed and qualified, or until his earlier death, resignation or removal.

(c) Any officer may resign at any time by giving written notice to the Board of Directors, the President, the Chief Executive Officer or the Secretary of the Corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof, and the acceptance of the resignation shall not be necessary to make it effective.

(d) Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause. Any vacancy occurring in any office by reason of death, resignation, removal or otherwise may be filled by the Board of Directors.

Section 4.02                             Powers and Duties. The officers, agents and employees of the Corporation shall each have such powers and perform such duties in the management of the affairs, property and business of the Corporation, subject to the control of and limitation by the Board of Directors, as generally pertain to their respective offices, as well as such powers and duties as may be authorized from time to time by the Board of Directors.

ARTICLE V

Certificates and Transfer of Shares

Section 5.01                             Certificates. Unless otherwise provided pursuant to the General Corporation Law of the State of Delaware, the shares of stock of the Corporation shall be represented by certificates, as provided by the General Corporation Law of the State of Delaware. They shall be numbered and entered in the books of the Corporation as they are issued.

Section 5.02                             Transfer of Shares.

(a) Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares or other securities of the Corporation duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, and cancel the old certificate, except to the extent the Corporation or such transfer agent may be prevented from so doing by law, by the order or process of any court of competent jurisdiction, or under any valid restriction on transfer imposed by the Certificate of Incorporation, these By-Laws, or agreement of security holders. Every such transfer shall be entered on the transfer books of the Corporation.

(b) The Corporation shall be entitled to treat the holder of record of any share or other security of the Corporation as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share or security on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by law.

ARTICLE VI

Indemnification of Directors and Officers

Section 6.01                             Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 6.03 of this Article VI, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors of the Corporation.

Section 6.02                             Prepayment of Expenses. The Corporation shall, to the fullest extent permitted by law, pay the reasonable expenses (including reasonable attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article VI or otherwise.

Section 6.03                             Claims. If a claim for indemnification (following the final disposition of such action, suit or proceeding) or advancement of expenses under this Article VI is not paid in full within thirty (30) days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 6.04                             Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article VI shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Amended Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or of disinterested directors, or otherwise.

Section 6.05                             Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or nonprofit entity.

Section 6.06                             Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article 12 shall not adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

Section 6.07                             Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law.

Section 6.08                             Other Indemnification and Prepayment of Expenses. This Article VI shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ARTICLE VII

Miscellaneous

Section 7.01                             Corporate Seal. The seal of the Corporation shall be suitable in form and bear the name of the Corporation. The seal of the certificates for shares or any corporate obligation for the payment of money, or on any other instrument, may be a facsimile, engraved, printed or otherwise reproduced.

Section 7.02                             Execution of Instruments. All corporate instruments and documents shall be signed or countersigned, executed, and, if desired, verified or acknowledged by a proper officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 7.03                             Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE VIII

Amendments

Section 8.01                             Amendments. In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized to adopt, amend and repeal these Bylaws subject to the power of the holders of capital stock of the Corporation to adopt, amend or repeal the Bylaws.

ARTICLE IX

Inconsistent Provisions

Section 9.01                             Inconsistent Provisions. If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.